CONCORD, Calif., December 15, 2009 (BUSINESS WIRE)-Pacer International (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, announced that its chairman and chief executive officer, Michael E. Uremovich, will retire effective as of the close of business today, December 15, 2009. Daniel W. Avramovich will succeed Mr. Uremovich as chief executive officer and will be appointed as a director and chairman of the board of directors.

Avramovich has served as Pacer International's chief operating officer since June, 2009, with day-to-day leadership of Pacer's retail and wholesale intermodal service units, as well as the highway brokerage, supply chain, and warehousing service units. He joined the company in June, 2008 as retail intermodal services president.

"Dan Avramovich has not only proven to be an effective leader for Pacer, he has a clear vision and plan for Pacer's future that has been embraced by our board of directors and leadership team," said Michael E. Uremovich, the outgoing chairman and chief executive officer. "He brings a breadth of experience as an executive of logistics, rail and intermodal transportation companies, as well as skills in building value-added relationships with customers and vendors, and cohesiveness within our organization. He is a solid choice to lead our senior management team and our company into the future."

"Under Mike Uremovich, Pacer has made continuous progress on its four strategic initiatives, culminating in 2009 with the simplification and streamlining of our organization, the sale of assets of a non-strategic business unit, and the renegotiation of our arrangements with Union Pacific," said Mr. Avramovich, incoming chief executive officer. "We thank him for his service to Pacer."

"I look forward to leading Pacer into the next decade. We are committed to continuing the integration of our door-to-door transportation services, while providing our customers with superior levels of service and access to one of the largest intermodal equipment fleets in our industry," added Mr. Avramovich.

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale intermodal services to transportation intermediaries, and retail intermodal services directly to beneficial cargo owners. The logistics segment provides other logistics services to beneficial cargo owners through its truck brokerage, warehousing and distribution, international freight forwarding and supply-chain management services units. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

CERTAIN FORWARD-LOOKING STATEMENTS-This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the financial ratio and other covenants in our credit agreement, increases in interest rates; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather-related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; our ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing our information technology systems including selecting, developing and implementing applications and solutions to update our diverse legacy systems; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 9, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Joseph B. Doherty

EVP, Investor Relations and Treasurer

Pacer International

(925) 887-1582

joe.doherty@pacer.com

MEDIA CONTACT:

Bill Fahrenwald

James Street Associates

(708) 371-0110 X 1#

bfahrenwald@jamesstreetassoc.com